UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): September 15, 2014

NTN BUZZTIME, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2231 Rutherford Road
Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 438-7400

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in our current report on Form 8-K filed on August 22, 2014, we appointed Ram Krishnan as our chief executive officer effective as of September 15, 2014. As a result of Mr. Krishnan taking such office, Jeff Berg has resigned from such office. Mr. Berg continues to serve as the chairman of our board of directors.

Pursuant to his employment agreement, Mr. Krishnan was also appointed to our board of directors as of September 15, 2014. He was not appointed to any committee of our board of directors and he will not be receiving any compensation in his capacity as a member of our board of directors. In connection with Mr. Krishnan’s appointment to our board of directors, the number of directors constituting the whole board of directors was increased from five to six.

For additional information regarding Mr. Krishnan’s appointment as our chief executive officer and the employment agreement we entered into with him, see our current report on Form 8-K filed on August 22, 2014.

In connection with Mr. Krishnan taking office as our chief executive and with his appointment to our board of directors, we entered into an indemnification agreement with him. The following description of such indemnification agreement is qualified in its entirety by reference to the full text of such agreement, which will be filed with our periodic report for the applicable period. We will enter into this form of indemnification agreement with each of our present and future directors and officers, and it will supersede any and all prior agreements relating to indemnification that we have entered into with such officers and directors. The indemnification agreement is in furtherance of the indemnification provisions contained in our certificate of incorporation and bylaws. The indemnification agreement provides, among other things, that, subject to satisfying any applicable standard of conduct under Delaware law that is a required condition to indemnification, to the fullest extent permitted by law, we will indemnify the indemnitee against any and all expenses, damages, losses and all other charges paid or payable in connection with investigating, defending, being a witness in or participating in any proceeding, if the indemnitee was or is or becomes a party to or participant in such proceeding by reason of or arising in part out of any event or occurrence related to the fact that the indemnitee is or was our director or officer. The indemnification agreement also requires us to advance to the indemnitee expenses actually and reasonably paid or incurred by the indemnitee in connection with any proceeding arising out of an indemnifiable event.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NTN BUZZTIME, INC.

BY: /s/ Sandra Gurrola
Sandra Gurrola
Vice President of Finance

Date: September 15, 2014

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